UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

ENGELHARD
          CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8142	22-1586002

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

101 Wood Avenue, Iselin, New Jersey		08830

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (732) 205-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On April 25, 2006, the Board of Directors of Engelhard Corporation (the “Company”) amended Article I of the Company’s By-Laws (the “Amendment”) by adding a new Section 10, which immediately follows Section 9, to provide for the appointment of inspectors in the event of an action by written consent by the Company’s shareholders. A copy of the text of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

     The Company today posted the investor presentation entitled “Recapitalization Plan” on its website. A copy of the investor presentation is hereby incorporated by reference into this Item 7.01 and furnished as part of this Current Report as Exhibit 99.1.

Item 8.01 Other Events.

     On April 26, 2006, the Company issued a press release entitled “Engelhard Board Announces Recapitalization Plan Including $45 Per Share Self-Tender Offer For 20% Of Company’s Shares.” A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

     The Company also issued a press release, on April 26, 2006, announcing its earnings for the first quarter of fiscal year 2006. A copy of the press was filed as an exhibit to Form 8-K on April 26, 2006 and is incorporated herein by reference.

     Also, on April 26, 2006, Barry W. Perry, Chairman and Chief Executive Officer of Engelhard Corporation, emailed Employees of Engelhard Corporation regarding the announcement of the Recapitalization Plan. The text of the email is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following is filed as an exhibit to this report:

3.1	Amendment of the By-Laws of Engelhard Corporation

99.1	Investor Presentation entitled “Recapitalization Plan”

99.2	Press release dated April 26, 2006

99.3	Text of email to Employees of Engelhard Corporation, dated April 26, 2006, from Barry W. Perry, Chairman and Chief Executive Officer of Engelhard Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGELHARD
CORPORATION

(Registrant)

Date:	April 26, 2006	/s/ Michael A. Sperduto

Name: Michael A. Sperduto
Title: Vice President and Chief Financial Officer